Exhibit 10(a)


                            STOCK OPTION AGREEMENT

      AGREEMENT dated as of May 1, 1996, by and between OrNda HealthCorp, a Delaware corporation (the "Company"), and __________ (the "Executive").

      WHEREAS, the Company has adopted the OrNda HealthCorp 1994 Management Equity Plan (the "Plan") and the Company's stockholders have ratified such adoption; and

      WHEREAS, the Company desires to grant to the Executive an option under the Plan to acquire an aggregate of _____ shares of the Company's Common stock, $.01 par value (the "Common Stock"), on the terms set forth herein.

      NOW, THEREFORE, the parties agree as follows:

      1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

      2. Grant of Option. The Executive is hereby granted a Nonqualified Stock Option (the "Option") to purchase an aggregate of _____ shares of Common Stock pursuant to the terms of this Agreement and the provisions of the Plan.

      3. Option Price. The exercise price of the Option shall be $27.125 per share of Common Stock issuable thereunder.

      4.    Conditions to Exercisability.

            (a) If the Executive continues to be employed by the Company on the tenth anniversary of the date hereof, the Option shall become exercisable in full on such date. Notwithstanding the foregoing, the Option will become exercisable with respect to twenty percent (20%) of the shares of Common Stock covered thereby as of the last day of each fiscal year of the Company set forth on the table below if (1) the Executive continues to be employed by the Company on such date and (2) the Company's Earnings Per Share (as defined below) for such fiscal year (the "Required Earnings Per Share") equals or exceeds the amounts set forth in the table below:

              Fiscal Year                           Required
              Ending On                         Earnings Per Share
            ---------------                     ------------------
            August 31, 1996                           $1.62
            August 31, 1997               To be determined by Committee
            August 31, 1998               To be determined by Committee
            August 31, 1999               To be determined by Committee
            August 31, 2000               To be determined by Committee

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            (b) Notwithstanding the foregoing, the Option shall become exercisable in full upon the occurrence of a Change in Control of the Company.

            (c) Notwithstanding the foregoing, the Option shall become exercisable, in whole or in part, at any time at the discretion of the Compensation Committee of the Company's Board of Directors (the "Committee").

            (d) The term "Earnings Per Share" shall mean the Company's publicly reported primary earnings per share for a fiscal year period excluding (each an "Exclusion") (i) extraordinary gains and losses; (ii) all gains and losses from acquisitions and dispositions; (iii) pooling expenses, special executive compensation charges and other non-recurring charges provided each such Exclusion from said publicly reported primary earnings per share must be approved by the Committee, in its sole discretion, as the type of non-operating gain or loss properly excluded from the Company's publicly reported primary earnings per share in arriving at a per share earnings number for the Company which more accurately indicates the Company's operating earnings for each such year to apply against the Required Earnings Per Share target for such year.

      5. Period of Option. The Option shall expire on the earliest to occur of:

            (a) the expiration of one (l) month following the tenth anniversary of the date hereof:

            (b) the first anniversary of the Executive's death or termination of employment for Disability; and

            (c) three months after the Executive's termination of employment other than for death or Disability.

      Notwithstanding the foregoing, upon any termination from employment the Option shall immediately terminate in respect of any portion thereof nonexercisable at the time of such termination.

      6.    Exercise of Option.

            (a) The Option shall be exercised in the following manner: the Executive, or the person or persons having the right to exercise the Option upon the death or Disability of the Executive, shall deliver to the Company written notice specifying the number of shares of Common Stock which the Executive elects to purchase. The Executive (or such other person) must either (i) include with such notice full payment of the exercise price for the Common Stock being purchased pursuant to such notice or (ii) provide for a broker-dealer to forward such full payment to the Company, in a manner and in a period of time acceptable to the Company, in a cashless exercise procedure. Payment of the exercise price must be made (i) in cash, (ii) by certified or cashier's check, (iii) by delivery to the Company of Common Stock previously owned for at least six months and having a Fair Market Value equal to the aggregate exercise price, or (iv) in a combination of cash, check and Common Stock. In lieu of the payment of the exercise price as set forth in the foregoing

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sentence, upon request of the Executive (or such other person), the Company may, in its sole discretion, allow the Executive to exercise the Option or a portion thereof by tendering shares of Common Stock previously owned for less than six months, including shares received upon exercise of such Option.

            (b) Upon the request of the Executive, or the person or persons having the right to exercise the Option upon the death or Disability of the Executive, the Company may, in its sole discretion, in lieu of a normal issuance of shares upon exercise of the Option in whole or in part, pay the Executive in cash, Common Stock or a combination of cash and Common Stock, as the Company shall determine, in an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of such Option over the per share exercise price of the Option by (ii) the number of shares of Common Stock as to which the Option is being exercised.

            (c) Full payment of the exercise price for shares subject to the Option and any applicable federal and state withholding tax shall be made at the time of exercise of any portion of the Option. No shares shall be issued until full payment has been made, and the Executive shall have none of the rights of a stockholder until shares are issued to him. The Company may authorize, but shall have no obligation to permit, the payment of any applicable federal or state withholding tax by the tender of shares of Common Stock, including the tender of shares which otherwise would be issued to the Executive upon exercise of the Option, provided, however, that any such payment by a director or officer subject to Section 16(b) of the Exchange Act shall be in compliance with Rule 16b-3.

            (d) If the Plan or any law, regulation or interpretation requires the Company to take any action regarding the Common Stock before the Company issues certificates for the Common Stock being purchased, the Company may delay delivering the certificates for the Common Stock for the period necessary to take such action. The certificate or certificates representing the Common Stock acquired pursuant to the Option may bear a legend restricting the transfer of such Common Stock, and the Company may impose stop transfer instructions to implement such restrictions, if applicable.

            (e) The Executive will not be deemed to be a holder of any shares pursuant to exercise of the Option until the date of the issuance of a stock certificate to him for such shares of Common Stock and until the shares of Common Stock are paid for in full.

      7. Representations. (a) The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

            (b) The Executive represents and warrants that he is not a party to any agreement or instrument which would prevent him from entering into or performing his duties in any way under this Agreement.

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      8.    Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Executive represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

      9. Amendment or Modification Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by the Executive and by a duly authorized officer of the Company. No waiver by any party hereto or any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

      10. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

            To Executive at:
            The Executive's residence address
            then on file with the Company's or its affiliates'
            Human Resources Department

            To the Company at:
            OrNda HealthCorp
            3401 West End Avenue
            Nashville, Tennessee 37203
            Attn: General Counsel
            Telecopy: (615) 783-1232

      Any notice delivered personally or by courier under this Section 10 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

      11. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

      12. Nontransferability. This Option (or any portion thereof) is not transferable by the Executive otherwise than by will or by the laws of descent and distribution.

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      13.   Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

      14. Governing Law. This agreement will be governed by and construed in accordance with the laws of the State of Tennessee, without regard to its conflicts of laws principles.

      15. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

      16. Construction. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are hereby incorporated herein as provisions of this Agreement. If there is a conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Executive confirms that he has received a copy of the Plan and has had an opportunity to review the contents thereof.

      17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    ORNDA HEALTHCORP

                                    By:________________________________________
                                        Ronald P. Soltman
                                        Senior Vice President


                                    Executive:

                                    ___________________________________________
                                    (Name)

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